EXHIBIT 24.1

                                   Law Offices
                             Richard P. Greene, P.A.
                             International Building
                           2455 East Sunrise Boulevard
                                    Suite 905
                         Fort Lauderdale, Florida 33304
                                  ------------
                            Telephone: (954) 564-6616
                               Fax: (954) 561-0997

                                October 26, 1999

U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20059

         Re:      National Rehab Properties, Inc.

Dear Sir or Madam:

         This firm hereby consents to the use of its name in the Registration Statement on Form SB-2 as filed with the U.S. Securities and Exchange Commission on October 27, 1999.

                                                     Very truly yours,

                                                     RICHARD P. GREENE, P.A.

                                                     /s/ Richard P. Greene
                                                     ----------------------
                                                     Richard P. Greene
                                                     For the Firm